April 2021

Preliminary Terms No. 1,358
Registration Statement Nos. 333-250103; 333-250103-01
Dated April 19, 2021
Filed pursuant to Rule 433

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal. Instead, the securities offer the opportunity for investors to earn a fixed monthly coupon at an annual rate of at least 7.35% (to be determined on the pricing date). In addition, the securities will be automatically redeemed if the index closing value of each underlying index is greater than or equal to its respective initial index value on any of the nine monthly redemption determination dates (beginning approximately six months after the original issue date) for the early redemption payment equal to the sum of the stated principal amount plus the related monthly coupon. At maturity, if the securities have not previously been redeemed and the index closing value of each underlying index has remained greater than or equal to 68.50% of the respective initial index value, which we refer to as the downside threshold level, on each index business day during the term of the securities, the payment at maturity will be the stated principal amount and the related monthly coupon. If, however, the index closing value of either underlying index is less than its respective downside threshold level on any index business day during the term of the securities, a trigger event will have occurred and investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis and, if the final index value of either underlying index is less than its initial index value, investors will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. The securities are for investors who are willing to risk their principal and seek to earn interest at a potentially above-market rate in exchange for the risk of losing some or all of their investment, and the possibility of an automatic early redemption prior to maturity. Investors will not participate in any appreciation of either underlying index. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying indices:	Russell 2000® Index (the “RTY Index”) and NASDAQ-100 Index® (the “NDX Index”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	April 23, 2021
Original issue date:	April 28, 2021 (3 business days after the pricing date)
Maturity date:	July 28, 2022
Early redemption:

The securities are not subject to automatic early redemption until six months after the original issue date. Following this initial 6-month non-call period, if, on any of the nine redemption determination dates, beginning on October 25, 2021, the index closing value of each underlying index is greater than or equal to its respective initial index value, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the index closing value of either underlying index is below the respective initial index value for such underlying index on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the monthly coupon for the related interest period.
Monthly coupon:

Unless the securities have been previously redeemed, a fixed coupon at an annual rate of at least 7.35% (corresponding to approximately $6.125 per month per security, to be determined on the pricing date) will be paid on the securities on each coupon payment date

Trigger event:

A trigger event occurs if, on any index business day from but excluding the pricing date to and including the final observation date, the closing level of either underlying index is less than its respective downside threshold level. If a trigger event occurs on any index business day during the term of the securities, you will be exposed to the downside performance of the worst performing underlying index at maturity.

Payment at maturity:

At maturity, investors will receive, in addition to the final monthly coupon payment, a payment at maturity determined as follows:

If a trigger event HAS NOT occurred on any index business day from but excluding the pricing date to and including the final observation date: the stated principal amount

If a trigger event HAS occurred on any index business day from but excluding the pricing date to and including the final observation date: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index, subject to a maximum payment at maturity of the stated principal amount.

If a trigger event occurs and the final index value of either underlying index is less than its initial index value, the payment at maturity will be less than the stated principal amount of the securities and could be zero.

Under no circumstances will investors participate in any appreciation of either underlying index.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $977.50 per security, or within $25.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of proceeds and hedging” on page 27.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020       Index Supplement dated November 16, 2020       Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Terms continued from previous page:
Redemption determination dates:

Beginning after six months, monthly, on October 25, 2021, November 23, 2021, December 23, 2021, January 24, 2022, February 23, 2022, March 23, 2022, April 25, 2022, May 23, 2022 and June 23, 2022, subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:

Beginning after six months, monthly, on October 28, 2021, November 29, 2021, December 28, 2021, January 27, 2022, February 28, 2022, March 28, 2022, April 28, 2022, May 26, 2022 and June 28, 2022. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Downside threshold level:	With respect to the RTY Index: , which is 68.50% of its initial index value With respect to the NDX Index: , which is 68.50% of its initial index value
Initial index value:	With respect to the RTY Index: , which is its index closing value on the pricing date With respect to the NDX Index: , which is its index closing value on the pricing date
Final index value:	With respect to each index, the respective index closing value on the final observation date
Worst performing underlying index:	The underlying index with the larger percentage decrease from the respective initial index value to the respective final index value
Index performance factor:	Final index value divided by the initial index value
Coupon payment dates:

Monthly, on May 27, 2021, June 28, 2021, July 28, 2021, August 26, 2021, September 28, 2021, October 28, 2021, November 29, 2021, December 28, 2021, January 27, 2022, February 28, 2022, March 28, 2022, April 28, 2022, May 26, 2022, June 28, 2022 and the maturity date; provided that if any such day is not a business day, that monthly coupon will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day.

Final observation date:	July 25, 2022, subject to postponement for non-index business days and certain market disruption events.
CUSIP / ISIN:	61771VVV9 / US61771VVV97
Listing:	The securities will not be listed on any securities exchange.

April 2021 Page 2

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Investment Summary

Fixed Income Auto-Callable Securities

Principal at Risk Securities

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index® (the “securities”) do not guarantee the repayment of principal. Instead, the securities offer the opportunity for investors to earn a fixed monthly coupon at an annual rate of at least 7.35% (to be determined on the pricing date). In addition, the securities will be automatically redeemed if the index closing value of each underlying index is greater than or equal to its respective initial index value on any of the nine monthly redemption determination dates for the early redemption payment equal to the sum of the stated principal amount plus the related monthly coupon. At maturity, if the securities have not been automatically called prior to maturity and the index closing value of either underlying index is less than 68.50% of the respective initial index value, which we refer to as the downside threshold level, on any index business day during the term of the securities, a trigger event will have occurred and investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis and, if the final index value of either underlying index is less than its initial index value, investors will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero. Investors will not participate in any appreciation of either underlying index. Accordingly, investors could lose their entire initial investment in the securities.

Maturity:	Approximately 1 year and 3 months
Monthly coupon:

A monthly coupon at an annual rate of at least 7.35% (corresponding to approximately $6.125 per month per security, to be determined on the pricing date) will be paid on the securities on each coupon payment date.

Automatic early redemption (beginning after six months):

If the index closing value of each underlying index is greater than or equal to its initial index value on any of the nine monthly redemption determination dates, beginning on October 25, 2021 (approximately six months after the original issue date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the monthly coupon with respect to the related interest period.

Trigger event:

A trigger event occurs if, on any index business day from but excluding the pricing date to and including the final observation date, the closing level of either underlying index is less than its respective downside threshold level. If a trigger event occurs on any index business day during the term of the securities, investors will be exposed to the downside performance of the worst performing underlying index at maturity.

Payment at maturity:

At maturity, investors will receive, in addition to the final monthly coupon payment, a payment at maturity determined as follows:

If a trigger event HAS NOT occurred on any index business day from but excluding the pricing date to and including the final observation date, investors will receive at maturity the stated principal amount.

If a trigger event HAS occurred on any index business day from but excluding the pricing date to and including the final observation date, investors will receive a payment at maturity equal to: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index, subject to a maximum payment at maturity of the stated principal amount.

If a trigger event occurs and the final index value of either underlying index is less than its initial index value, the payment at maturity will be less than the stated principal amount of the securities and could be zero.

Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation of either underlying index.

April 2021 Page 3

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $977.50, or within $25.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the monthly coupon rate and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 5 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

April 2021 Page 4

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Key Investment Rationale

The securities offer investors an opportunity to earn a fixed monthly coupon at an annual rate of at least 7.35% (to be determined on the pricing date). The securities have been designed for investors who are willing to risk their principal and seek to earn interest at a potentially above-market rate in exchange for the risk of losing some or all of their investment, and the possibility of an automatic early redemption prior to maturity. The following scenarios are for illustrative purposes only to demonstrate how the early redemption payment or payment at maturity (if the securities have not previously been redeemed) is calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Starting on October 25, 2021, when each underlying index closes at or above its initial index value on a monthly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the monthly coupon with respect to the related interest period. No further payments will be made on the securities once they have been redeemed. Investors will not participate in any appreciation of any underlying.

Scenario 2: The securities are not redeemed prior to maturity and investors receive principal back at maturity

This scenario assumes that a trigger event has not occurred, as each underlying index has closed at or above the respective downside threshold level on each index business day during the term of the securities. In addition, either underlying index closes below the respective initial index value on every monthly redemption determination date. Consequently, the securities are not automatically redeemed. Because a trigger event has not occurred on any index business day during the term of the securities, at maturity, investors will receive the stated principal amount and the fixed monthly coupon for the related interest period. Investors will not participate in any appreciation of any underlying.

Scenario 3: The securities are not redeemed prior to maturity, a trigger event occurs on any index business day during the term of the securities and investors suffer a loss of principal at maturity

This scenario assumes that one or both of the underlying indices have closed below their respective downside threshold levels on any index business day during the term of the securities and either underlying index closes below the respective initial index value on every monthly redemption determination date. Consequently, the securities are not automatically redeemed and a trigger event will have occurred. On the final observation date, one or both underlying indices close below the initial index value(s). At maturity, in addition to the final monthly coupon, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero.

If a trigger event occurs on any index business day during the term of the securities, investors will have full downside exposure to the worst performing underlying index at maturity. Under these circumstances, if the final index value of either underlying index is less than its respective initial index value, investors will lose some or all of their investment in the securities.

April 2021 Page 5

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values on each monthly redemption determination date and (2) the final index values. Please see “Hypothetical Examples” beginning on page 7 for illustration of hypothetical payouts on the securities.

Diagram #1: Automatic Early Redemption (Beginning Approximately Six Months After the Original Issue Date)

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

April 2021 Page 6

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine the payment at maturity if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether the securities are redeemed early will be determined by reference to the index closing value of each underlying index on each monthly redemption determination date, and the payment at maturity, if any, will be determined by reference to the index closing value of each underlying index throughout the term of the securities. The actual initial index value and downside threshold level for each underlying index will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Hypothetical Monthly Coupon:	7.35% per annum (corresponding to approximately $6.125 per month per security)*
Automatic Early Redemption:

If the index closing value of each underlying index is greater than or equal to its initial index value on any of the nine monthly redemption determination dates (beginning approximately six months after the original issue date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the monthly coupon for the related interest period.

No further payments will be made on the securities once they have been redeemed. Additionally, investors will not participate in any appreciation of any underlying index.

The securities will not be redeemed early on any early redemption date if the index closing value of either underlying index is below the respective initial index value for such underlying index on the related redemption determination date.

Trigger Event:

A trigger event occurs if, on any index business day from but excluding the pricing date to and including the final observation date, the closing level of either underlying index is less than its respective downside threshold level. If a trigger event occurs on any index business day during the term of the securities, investors will be exposed to the downside performance of the worst performing underlying index at maturity.

Payment at Maturity (if the securities have not been automatically redeemed early):

At maturity, investors will receive, in addition to the final monthly coupon payment, a payment at maturity determined as follows:

If a trigger event HAS NOT occurred on any index business day from but excluding the pricing date to and including the final observation date: the stated principal amount

If a trigger event HAS occurred on any index business day from but excluding the pricing date to and including the final observation date: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index, subject to a maximum payment at maturity of the stated principal amount.

If a trigger event occurs and the final index value of either underlying index is less than its initial index value, the payment at maturity will be less than the stated principal amount of the securities and could be zero.

Under no circumstances will investors participate in any appreciation of either underlying index.

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	With respect to the RTY Index: 2,000 With respect to the NDX Index: 12,000
Hypothetical Downside Threshold Level:

With respect to the RTY Index: 1,370, which is 68.50% of the hypothetical initial index value for such index

With respect to the NDX Index: 8,220, which is 68.50% of the hypothetical initial index value for such index

* The actual monthly coupon will be an amount determined by the calculation agent based on the actual monthly coupon rate and the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical monthly coupon of $6.125 is used in these examples for ease of analysis.

April 2021 Page 7

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

Example 1: A trigger event HAS NOT occurred.

Final Index Value		RTY Index: 2,800
		NDX Index: 13,000
Payment at Maturity	=	$1,000.00 + $6.125 (monthly coupon for the final interest period)
	=	$1,006.125

In example 1, the index closing values of both the RTY Index and NDX Index are at or above their respective downside threshold levels on each index business day during the term of the securities. Therefore, a trigger event has not occurred and investors receive at maturity the stated principal amount of the securities and the monthly coupon with respect to the final interest period. However, investors do not participate in any appreciation of either underlying index.

Example 2: A trigger event HAS occurred.

Final Index Value		RTY Index: 1,000
NDX Index: 13,000
Payment at Maturity	=	$6.125 (monthly coupon for the final interest period) + [$1,000 x index performance factor of the worst performing underlying index, subject to a maximum of the stated principal amount]
	=	$6.125 + [$1,000 x (1,000 / 2,000)]
	=	$506.125

In example 2, the index closing value of one underlying index is at or above its downside threshold level on each index business day during the term of the securities, but the index closing value of the other underlying index is below its downside threshold level on one or more index business days during the term of the securities. Because a trigger event has occurred, investors are exposed to the downside performance of the worst performing underlying index at maturity, even though one of the underlying indices has appreciated. The payment at maturity is an amount equal to the monthly coupon with respect to the final interest period plus (i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index.

Example 3: A trigger event HAS occurred.

Final Index Value		RTY Index: 1,000
NDX Index: 4,800
Payment at Maturity	=	$1,000 x index performance factor of the worst performing underlying index
	=	$6.125 + $1,000 x (4,800 / 12,000) = $400
	=	$406.125

In example 3, the index closing values of both the RTY Index and NDX Index are below the respective downside threshold levels on one or more index business days during the term of the securities. Therefore, a trigger event has occurred, and investors are exposed to the downside performance of the worst performing underlying index at maturity. The payment at maturity is an amount equal to the monthly coupon for the final interest period plus the (i) stated principal amount times the index performance factor of the worst performing underlying index.

If a trigger event occurs on any index business day during the term of the securities, investors will have full downside exposure to the worst performing underlying index at maturity. Under these circumstances, if the final index value of either underlying index is less than its respective initial index value, investors will lose some or all of their investment in the securities.

April 2021 Page 8

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal. If the securities have not been automatically redeemed prior to maturity and the index closing value of either underlying index is less than its respective downside threshold level on any index business day during the term of the securities, a trigger event will have occurred and you will be exposed to the decline in the closing value of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis at maturity. If a trigger event occurs on any index business day during the term of the securities, investors will have full downside exposure to the worst performing underlying index at maturity. Under these circumstances, if the final index value of either underlying index is less than its respective initial index value, investors will lose some or all of their investment in the securities. In this case, you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index, and the payment at maturity will be less than the stated principal amount and could be zero.

￭Investors will not participate in any appreciation in either underlying index. Regardless of whether or not a trigger event occurs, investors will not participate in any appreciation in either underlying index from the initial index value for such index, and the return on the securities will be limited to the monthly coupon that is paid for each interest period until early redemption or maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying index on any index business day, including in relation to its respective downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlying indices,

owhether a trigger event has occurred on any index business day during the term of the securities,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices or securities markets generally and which may affect the value of each underlying index, odividend rates on the securities underlying the underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlying indices and changes in the constituent stocks of such indices, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if either underlying index has closed near or below its downside threshold level, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

April 2021 Page 9

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

You cannot predict the future performance of either underlying index based on its historical performance. The value of either underlying index may decrease and may close below the respective downside threshold level(s) on any index business day during the term of the securities so that you are exposed to the negative performance of the worst performing underlying index at maturity. There can be no assurance that the index closing value of each underlying index will be at or above its respective downside threshold level on each index business day during the term of the securities so that you do not suffer a loss on your initial investment in the securities. See “Russell 2000® Index Overview” and “NASDAQ-100 Index® Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, upon early redemption or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlying indices. Investing in the securities is not equivalent to investing in either underlying index or the component stocks of either underlying index. Investors in the securities will not participate in any positive performance of either underlying index, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute either underlying index.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first six months of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 1.25-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the

April 2021 Page 10

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 5 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value of an underlying index, and, therefore, could increase (i) the value at or above which such underlying index must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying index) and (ii) the downside threshold level for such underlying index, which is the value at or above which such underlying index must close on each index business day during the term of the securities so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying index). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying index throughout the term of the securities, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying index).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index value and the downside threshold level for each underlying index, whether the securities will be redeemed on any early redemption date, whether a trigger event has occurred and the payment at maturity, if any. Moreover, certain

April 2021 Page 11

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information―Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a unit consisting of (i) a Put Right (as defined below under “Additional Information―Tax considerations”) written by you to us that, if exercised, requires you to pay to us an amount equal to the Deposit (as defined below under “Additional Information―Tax considerations”), in exchange for a cash amount based on the performance of the worst performing underlying index, and (ii) a Deposit with us of a fixed amount of cash to secure your obligation under the Put Right. Alternative U.S. federal income tax treatments of the securities are possible, and if the Internal Revenue Service (the “IRS”) were successful in asserting such an alternative tax treatment for the securities the timing and the character of income on the securities might differ significantly from the tax treatment described herein. For example, the IRS could seek to treat the securities as debt instruments subject to Treasury regulations governing contingent payment debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss (including whether the entire coupon on the securities should be required to be included currently as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.

Non-U.S. Holders should note that we currently do not intend to withhold on any payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with certification necessary to establish an exemption from withholding and to the discussion under “Additional Information―Tax considerations—FATCA”). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the IRS notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Indices

￭You are exposed to the price risk of both underlying indices, with respect to the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of both underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of

April 2021 Page 12

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying indices. Poor performance by either underlying index over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying index. If the securities have not been automatically redeemed early and the index closing value of either underlying index is less than its respective downside threshold level on any index business day during the term of the securities, a trigger event will have occurred and you will be fully exposed to the decline in the worst performing underlying index over the term of the securities on a 1-to-1 basis, even if the other underlying index has appreciated or has not declined as much, and even if the worst performing underlying index is not the underlying index that originally caused the occurrence of the trigger event. Under this scenario, the value of any such payment will be less than the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of both underlying indices.

￭Because the securities are linked to the performance of the worst performing underlying index, you are exposed to a greater risk of sustaining a loss on your investment than if the securities were linked to just one index. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With two underlying indices, it is more likely that either underlying index will close below its downside threshold level on any index business day during the term of the securities, which would constitute a trigger event, than if the securities were linked to only one underlying index. Therefore, it is more likely that you will suffer a loss on your investment. In addition, because each underlying index must close above its initial index value on a monthly redemption determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any redemption determination date than if the securities were linked to just one underlying index.

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies.  As the Russell 2000® Index is one of the underlying indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies.  These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies.  Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded.  In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel.  Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the underlying indices could adversely affect the value of the securities. The publisher of each underlying index may add, delete or substitute the component stocks of such underlying index or make other methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the securities. The publisher of each underlying index may also discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any relevant date of calculation, the determination of the amount payable at maturity, will be based on the value of such underlying index, based on the closing prices of the stocks constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance, as compared to the downside threshold level and initial index value, as applicable (depending also on the performance of the other underlying index).

April 2021 Page 13

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on April 14, 2021:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 3/15/2021):	2,360.168
Current Index Value:	2,247.717	52 Week Low (on 4/16/2020):	1,178.089
52 Weeks Ago:	1,237.333

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2016 through April 14, 2021. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter in the same period. The closing value of the RTY Index on April 14, 2021 was 2,247.717. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance.

RTY Index Daily Closing Values January 1, 2016 to April 14, 2021

*The red solid line indicates the hypothetical downside threshold level, assuming the index closing value on April 14, 2021 were the initial index value.

April 2021 Page 14

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter (through April 14, 2021)	2,264.886	2,223.051	2,247.717

The “Russell 2000® Index” is a trademark of FTSE Russell. For more information, see “Russell 2000® Index” in the accompanying index supplement.

April 2021 Page 15

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

NASDAQ-100 Index® Overview

The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index® value. For additional information about the NASDAQ-100 Index®, see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement.

Information as of market close on April 14, 2021:

Bloomberg Ticker Symbol:	NDX	52 Week High (on 4/13/2021):	13,986.49
Current Index Value:	13,803.91	52 Week Low (on 4/21/2020):	8,403.00
52 Weeks Ago:	8,692.16

The following graph sets forth the daily index closing values of the NDX Index for each quarter in the period from January 1, 2016 through April 14, 2021. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NDX Index for each quarter in the same period. The closing value of the NDX Index on April 14, 2021 was 13,803.91. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The NDX Index has at times experienced periods of high volatility and you should not take the historical values of the NDX Index as an indication of its future performance.

NDX Index Daily Closing Values January 1, 2016 to April 14, 2021

*The red solid line indicates the hypothetical downside threshold level, assuming the index closing value on April 14, 2021 were the initial index value.

April 2021 Page 16

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

NASDAQ-100 Index®	High	Low	Period End
2016
First Quarter	4,497.86	3,947.80	4,483.66
Second Quarter	4,565.42	4,201.06	4,417.70
Third Quarter	4,891.36	4,410.75	4,875.70
Fourth Quarter	4,965.81	4,660.46	4,863.62
2017
First Quarter	5,439.74	4,911.33	5,436.23
Second Quarter	5,885.30	5,353.59	5,646.92
Third Quarter	6,004.38	5,596.96	5,979.30
Fourth Quarter	6,513.27	5,981.92	6,396.42
2018
First Quarter	7,131.12	6,306.10	6,581.13
Second Quarter	7,280.71	6,390.84	7,040.80
Third Quarter	7,660.18	7,014.55	7,627.65
Fourth Quarter	7,645.45	5,899.35	6,329.96
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter (through April 14, 2021)	13,986.49	13,329.51	13,803.91

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “NASDAQ-100 Index®” in the accompanying index supplement.

April 2021 Page 17

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	With respect to the RTY Index, FTSE Russell, or any successor thereof. With respect to the NDX Index, Nasdaq, Inc., or any successor thereof.
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that the coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Index closing value:

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of the RTY Index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the RTY Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the RTY Index published by the underlying index publisher for the RTY Index.

With respect to the NDX Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of the NDX Index, or any successor index as defined under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement, published at the regular official weekday close of trading on such index business day by the underlying index publisher for the NDX Index, as determined by the calculation agent. In certain circumstances, the index closing value for the NDX Index will be based on the alternate calculation of the NDX Index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any redemption determination date or the final observation date is postponed due to a non-index business day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled early redemption date or maturity date, as applicable, the early redemption date or maturity date will be postponed to the second business day following that redemption determination date or final observation date as postponed, and no adjustment will be made to any payment made on that postponed date.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled

April 2021 Page 18

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as monthly coupon with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the monthly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

April 2021 Page 19

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•certain financial institutions;

•insurance companies;

•certain dealers and traders in securities or commodities;

•investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•regulated investment companies;

•real estate investment trusts; or

•tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

April 2021 Page 20

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

General

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security, under current law, for U.S. federal income tax purposes, as a unit consisting of the following:

(i)  a put right (the “Put Right”) written by you to us that, if exercised, requires you to pay us an amount equal to the Deposit (as defined below) in exchange for a cash amount based on the performance of the worst performing underlying index; and

(ii)  a deposit with us of a fixed amount of cash, equal to the issue price, to secure your obligation under the Put Right (the “Deposit”) that pays interest based on our cost of borrowing at the time of issuance (the “Yield on the Deposit”).

Based on the treatment set forth above, a portion of the coupon on the securities will be treated as the Yield on the Deposit, and the remainder will be attributable to the premium on the Put Right (the “Put Premium”). The Yield on the Deposit will be determined by us as of the pricing date and set forth in the applicable pricing supplement.

We will allocate 100% of the issue price of the securities to the Deposit and none to the Put Right. Our allocation of the issue price between the Put Right and the Deposit will be binding on you, unless you timely and explicitly disclose to the Internal Revenue Service (the “IRS”) that your allocation is different from ours. This allocation is not, however, binding on the IRS or a court.

No statutory, judicial or administrative authority directly addresses the treatment of the securities or instruments similar to the securities for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the securities. Significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain, and no assurance can be given that the IRS or a court will agree with the tax treatment described herein. In the opinion of our counsel, Davis Polk & Wardwell LLP, the treatment of the securities described above is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•a citizen or individual resident of the United States;

•a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities and allocation of the issue price as set forth above are respected, the following U.S. federal income tax consequences should result.

Coupon Payments on the Securities. Under the characterization described above under “—General,” only a portion of the coupon payments on the securities will be attributable to the Yield on the Deposit. The remainder of the coupon payments will represent payments attributable to the Put Premium. To the extent attributable to the Yield on the Deposit, coupon payments on the securities should generally be taxable to a U.S. Holder as ordinary interest

April 2021 Page 21

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

income at the time accrued or received, in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

The Put Premium will not be taxable to a U.S. Holder upon receipt but will be accounted for as described below.

Tax Basis. Based on our determination set forth above, the U.S. Holder’s initial tax basis in the Deposit will be 100% of the issue price. The determination of gain or loss with respect to the Put Right is described below.

Receipt of Stated Principal Amount in Cash upon Settlement of the Securities. If a U.S. Holder receives the stated principal amount of a security in cash (excluding cash attributable to coupon payments on the security, which would be taxed as described above under “—Coupon Payments on the Securities”), the Put Right will be deemed to have expired unexercised. In such case, the U.S. Holder will not recognize any gain upon the return of the Deposit, but will recognize the total amount of Put Premium received by the U.S. Holder over the term of the securities (including Put Premium received upon settlement) as short-term capital gain at such time.

Receipt of a Cash Amount Based on the Performance of the Worst Performing Underlying Index upon Maturity of the Securities. If a U.S. Holder receives an amount of cash (excluding cash attributable to coupon payments on the securities, which would be taxed as described above under “—Coupon Payments on the Securities”) that is less than the stated principal amount of the securities, the Put Right will be deemed to have been exercised and the U.S. Holder will be deemed to have applied the Deposit toward the cash settlement of the Put Right. In such case, the U.S. Holder will not recognize any gain or loss in respect of the Deposit, but will recognize short-term capital gain or loss in an amount equal to the difference between (i) the amount of cash received by the U.S. Holder at maturity (excluding cash attributable to coupon payments on the securities), plus the total Put Premium received by the U.S. Holder over the term of the securities (including the Put Premium received at maturity) and (ii) the Deposit.

Sale or Exchange of the Securities Prior to Settlement. Upon the sale or exchange of a security, a U.S. Holder will generally recognize long-term capital gain or loss with respect to the Deposit if the U.S. Holder has held the securities for more than one year at the time of such sale or exchange and short-term capital gain or loss otherwise. The U.S. Holder will also generally recognize short-term capital gain or loss with respect to the Put Right. For the purpose of determining such gain or loss, a U.S. Holder should apportion the amount realized on the sale or exchange of a security (excluding any amount attributable to accrued but unpaid Yield on the Deposit, which would be taxed as described under “—Coupon Payments on the Securities”) between the Deposit and the Put Right based on their respective values on the date of such sale or exchange. The amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less the U.S. Holder’s adjusted tax basis in the Deposit. The amount realized that is attributable to the Put Right, together with the total Put Premium received by the U.S. Holder over the term of the security, will be treated as short-term capital gain.

If the value of the Deposit on the date of such sale or exchange exceeds the total amount realized on the sale or exchange of the security, the U.S. Holder will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment (the “Put Right Assumption Payment”) to the purchaser of the security equal to the amount of such excess, in exchange for the purchaser’s assumption of the U.S. Holder’s rights and obligations under the Put Right. In such a case, the U.S. Holder will recognize short-term capital gain or loss in respect of the Put Right in an amount equal to the total Put Premium received by the U.S. Holder over the term of the security, less the amount of the Put Right Assumption Payment deemed to be made by the U.S. Holder.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper characterization of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to treat a security or the Deposit as a debt instrument subject to Treasury regulations governing contingent payment debt

April 2021 Page 22

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities or to the Deposit, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a “comparable yield” based on our cost of borrowing. Furthermore, if the securities or Deposit were treated as contingent payment debt instruments, any gain realized with respect to the securities or the Deposit would generally be treated as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Even if the Contingent Debt Regulations do not apply to the securities, other alternative U.S. federal income tax characterizations or treatments of the securities are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the securities. It is possible, for example, that a security could be treated as constituting an “open transaction” with the result that the coupon payments on the securities might not be accounted for separately as giving rise to income to U.S. Holders until the sale, exchange or settlement of the securities. Alternatively, the entire coupon on the securities could be required to be included in income by a U.S. Holder at the time received or accrued. Other alternative characterizations are also possible. Accordingly, prospective purchasers should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for U.S. Holders of the securities is the character and timing of income or loss realized with respect to these instruments (including whether the Put Premium might be required to be included currently as ordinary income). Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•an individual who is classified as a nonresident alien;

•a foreign corporation; or

•a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

•a holder who is an individual present in the United States for 183 days or more in the

April 2021 Page 23

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•certain former citizens or residents of the United States; or

•a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

General

Assuming the treatment of the securities as set forth above is respected and subject to the discussions below regarding the potential application of Section 871(m) of the Code and FATCA, payments with respect to a security, and gain realized on the sale, exchange or other disposition of such security, should not be subject to U.S. federal income or withholding tax under current law, provided that:

•the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding a security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN (or other appropriate form), on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Possible Alternative Tax Treatments of an Investment in the Securities

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities,” the IRS may seek to apply a different characterization and tax treatment from the treatment described herein. While the U.S. federal income and withholding tax consequences to a Non-U.S. Holder of ownership and disposition of a security under current law should generally be the same as those described immediately above, it is possible that a Non-U.S. Holder could be subject to withholding tax under certain recharacterizations of the securities.

Moreover, among the issues addressed in the IRS notice described in “—Tax Consequences to U.S. Holders” is the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the securities, possibly with retroactive effect. Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of the notice discussed above. Prospective investors should note that we currently do not intend to withhold on any of the payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussion below regarding FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we (or any financial intermediary) may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.

Section 871(m) Withholding Tax on Dividend Equivalents

April 2021 Page 24

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described under “—General—Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as interest or other FDAP income). While the treatment of the securities is unclear, you should

April 2021 Page 25

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

assume that the yield on the Deposit will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat the entire amount of the coupon payments as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the stocks constituting the underlying indices, in futures and/or options contracts on the underlying indices or the component stocks of the underlying indices listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial index value of an underlying index, and, as a result, increase (i) the level at or above which such underlying index must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying index) and (ii) the downside threshold level for such underlying index, which is the level at or above which such underlying index must close on each index business day during the term of the securities so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying index). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of an underlying index throughout the term of the securities, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying index).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the monthly coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

April 2021 Page 26

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due July 28, 2022, With 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL or any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

April 2021 Page 27